Exhibit 5.1

December 19, 2025

Movano Inc.

6800 Koll Center Parkway

Pleasanton, California 94566

Ladies and Gentlemen:

We have acted as counsel to Movano Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the Movano Inc. Amended and Restated 2019 Omnibus Incentive Plan adopted by the Company’s Board of Directors (the “Board”) on February 10, 2021 and approved by the stockholders of the Company on February 24, 2021, as amended by Amendment No. 1 thereto dated April 15, 2022, Amendment No. 2 thereto dated May 15, 2024, and Amendment No. 3 thereto dated November 10, 2025 (the “Omnibus Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering the opinion stated herein, we have examined (collectively, the “Reviewed Documents”):

(a) the Registration Statement;

(b) the Omnibus Plan;

(c) the Company’s Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on March 24, 2021, as amended by the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 21, 2023, the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 9, 2024, the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 25, 2024 and the Certificate of Amendment of Third Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on October 8, 2025;

Movano Inc.
December 19, 2025

(d) the Company’s Amended and Restated Bylaws of the Company;

(e) resolutions adopted by the Board on (i) November 10, 2025 authorizing and approving Amendment No. 3 to the Omnibus Plan, the reservation of the Shares and the filing of the Registration Statement with respect to the Shares;

(f) the minutes of the annual meeting of stockholders of the Company held on December 16, 2025 at which the stockholders of the Company approved Amendment No. 3 to the Omnibus Plan; and

(f) a certificate of an officer of the Company, dated the date hereof.

For purposes of rendering our opinion below, we have not reviewed any document other than the Reviewed Documents and assume there exists no provision in any document relating to the matters covered by our opinion below that we have not reviewed that is inconsistent with the Reviewed Documents or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including the assumptions that: (a) each of the Reviewed Documents is accurate and complete; (b) each of the Reviewed Documents that is an original is authentic; (c) each of the Reviewed Documents that is a copy conforms to an authentic original; (d) all signatures on each of the Reviewed Documents are genuine; and (e) there are no documents other than the Reviewed Documents that could affect the opinion expressed in this opinion letter and no amendments, modifications or waivers of the Reviewed Documents. We have further assumed (i) the legal capacity of natural persons, (ii) that each party to the Reviewed Documents (A) is duly organized, validly existing and in good standing under the laws of its organization, (B) has the legal capacity, power and authority to execute, deliver and perform its obligations under the Reviewed Documents to which it is a party, (C) has taken all action necessary to duly authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents, and (D) has duly executed and delivered the Reviewed Documents, (iii) the Reviewed Documents constitute the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with their terms, (iv) the issuance of the Shares will not increase the proportionate share of Common Stock held by an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”)), and (v) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have not verified any of the foregoing assumptions.

Movano Inc.
December 19, 2025

In rendering our opinion below, we also have assumed that (a) the Company will have sufficient authorized, unissued and unreserved shares of Common Stock at the time of each issuance of a Share or rights or options to acquire a Share, in each case, under the Omnibus Plan; (b) either (i) upon the issuance of a Share, such Share will be evidenced by a certificate that has been duly executed and delivered or (ii) the Board has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such Share and, within a reasonable time after the issuance of such uncertificated Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (c) the issuance of each Share will be duly recorded in the Company’s stock ledger upon its issuance; (d) the Omnibus Plan and each Award Agreement (as defined in the Omnibus Plan and hereinafter referred to as an “Award Agreement”) constitutes or will constitute, as applicable, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (e) the Company will receive consideration for each Share as set forth in the applicable Authorizing Resolutions (as defined below), which consideration shall be at least equal to the par value of such share of Common Stock (unless such Share is held in treasury, in which case, the consideration shall be the amount as set forth in the applicable Authorizing Resolutions), and, in the amount required by the Omnibus Plan and any applicable Award Agreement; (f) with respect to any Shares issuable upon the exercise of any right or option to acquire Shares under the Omnibus Plan, the Company shall have received the minimum consideration (if any) for which such rights or options may be issued pursuant to the applicable Authorizing Resolutions and the Omnibus Plan; and (g) prior to the issuance of any Shares or any right or option to acquire any Shares, in each case, under the Omnibus Plan, the Board or a duly authorized committee of the Board will duly authorize by resolution each Award (as defined in the Omnibus Plan) granted under the Omnibus Plan with respect such Shares or rights or options to acquire such Shares and pursuant to an Award Agreement, in each case, in accordance with the DGCL and the Omnibus Plan (such resolutions, the “Authorizing Resolutions”). We have not verified any of the foregoing assumptions.

Our opinion set forth below is limited to the DGCL and reported decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion with respect to the Corporate Transparency Act.

Movano Inc.
December 19, 2025

Based upon and subject to the foregoing and assuming that the Registration Statement will be effective at the time of such issuance, it is our opinion that the Shares, when and if issued and paid for in accordance with the terms of the Omnibus Plan, the Authorizing Resolutions and any applicable Award Agreements, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP